Exhibit 10.7

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

II Series

(English Translation)

Order of the Secretary for Transports and Public Works no. 27/2007

Using the powers vested upon me by article 64 of the Basic Law of the Macau Special Administrative Region and in accordance with article 107 of the Law no. 6/80/M, of July 5, 1980, the Secretary for Transports and Public Works Chief Executive order:

1.

The detachment of the public domain and the incorporation in the Macau SAR private domain of the parcel of land with an area of 29,724 sq mts, considered as an unoccupied parcel of land, which presently is a part of the Avenida de COTAI (VU3.3) and of the COTAI Roundabout. The abovementioned parcel of land, is identified with the letters “C1a” and “C1b” in the cadastre plan no. 6 124/2003, issued by the Macao Cartography and Cadastre Bureau (MCCB), on November 7, 2006, which is part of this order;

2.

The concession by lease, and without a public tender, in favor of the Venetian Cotai Limited, in the terms and conditions of the attached contract which is part of this order, of a parcel of land with an area of 405,658 sq mts, not registered in the Macau Land and Buildings Registry, divided in 3 (three) plots identified as plot “I”, “II” and “III”, respectively with an area of 292,315 sq mts, 52,864 sq mts and 60,479 sq mts, located in the reclaimed area between Taipa Island and Coloane Island (COTAI), West of Estrada do Istmo and South of Estrada da Baía de Nossa Senhora da Esperança, to be used for the construction of a Complex of casinos, hotels, apartments hotels, conventions and exhibitions centres and congresses, in an horizontal property regime.

3.

Within 30 (thirty) days from the registration of the horizontal property, the Venetian Cotai Limited shall transfer, in favor of the Venetian Macau Limited, through a notary deed, the unit corresponding to the “Casino”, to be built in plot “I”.

4.	This order becomes immediately effective.

April 10, 2007.

The Secretary for Transports and Public Works, Lau Si Io.

Published Version — April 18, 2007

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

II Series

(English Translation)

ANNEX

File no. 6 412.01 of the Land, Public Works and Transport Bureau and

File no. 3/2007 of the Land Committee

Contract agreed between:

Macau Special Administrative Region, the First Party;

Venetian Cotai Limited, the Second Party; and

Venetian Macau Limited, the Third Party.

Considering that:

1.

As per a letter addressed to the Chief Executive, submitted on November 15, 2002, the company designated Galaxy Casino, S.A., holder of one of the concessions for the operation of games of fortune and chance or other games in casino in the Macau SAR, which concession was managed by the company Venetian Macau Management Limited as per clause 24, paragraph 1 of the first version of the respective concession contract, Galaxy Casino, S.A. requested the concession, by lease, and without public tender, of a land located in the reclaimed area between Taipa Island and Coloane Island (COTAI), West of the Istmo Taipa-Coloane, with an area of 985 080 sq mts.

2.

The purpose of the land for which the concession was requested is to built two themed entertainment complexes, with similar surface, comprising casinos, restaurants, commercial areas, entertainment and leisure areas, parking areas and hotels, regarding the accomplishment of the contractual obligations arising from the concession contract for the operation of games of fortune and chance or other games in casino in the Macau SAR, executed by a deed, on June 26, 2002, recorded in folio 12 to 91v of the Book no. 338 of the Finance Services Bureau, published in the Official Gazette no. 27/2002, II Series, supplemental number, on July 3, 2002.

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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(English Translation)

3.

According to the applicant, the two themed areas would be developed separately, being the East side of the land reserved for the construction of a Resort-Hotel-Casino with the Venetian theme and a Convention Centre, according to the development plan of the land attached to the request.

4.

Considering the characteristics and size of the complex, as well as its conformity to the uses and purposes provided for in the COTAI Plan, the Infrastructures Development Department (GDI), in view of the application, considered the requested land appropriated for the development of the project, pointing out the fact that the COTAI area it is one of the few areas in the Macau SAR with sufficient land for the development of such a complex.

5.

Furthermore, such project is considered a strategic project, inspiring the changes aspired and outlined by the Government of the Macau SAR for the development of the gaming and entertainment activities, as for its differentiated capability of developing a new tourism segment — business and convention tourism — and for the high standards of quality and its capacity to promote the development of additional activities, namely in the transport, trade, food and beverage areas and to increase employment as well as to improve human resources background.

6.

Concerning the importance of the project for economic and social development strategy of the Macau SAR, which explains the reason why a public tender is not necessary, as well as the need to ensure its completion until the end of the period set forth in the Investment Plan attached to the Subconcession Contract for the operation of games of chance or other games in casino in the Macau Special Administrative Region, executed between the applicant and the Macau SAR Government, it was exceptionally successively authorized by the former Secretary for Transports and Public Works the execution of canvass, land reclaim, foundation and structure works.

7.

Furthermore, the concession process was slower since it was necessary to solve some previous matters related with it, namely those regarding the identification of the future concessionary, the incorporation of public green areas, the urban infrastructure networks, the road network and the accounting of all the costs arising from the land reclaim, as well as the electrical power substation installation and its connection to the high voltage network, within the limits of the land to be conceded.

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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8.

As a matter of fact, regarding the holding of the concession, it shall be noted that, on December 17, 2002, “Venetian Macau Management Limited “ decided to change its designation to “Venetian Macau Limited”, which was duly authorized by the Government, ceasing to be the gaming operator’s management company for “Galaxy Casino S.A.”, as, pursuant to a subconcession contract, dated December 19, 2002, previously approved and authorized by Macau SAR Government as grantor, “Venetian Macau Limited” was granted with a subconcession license for the operation of casino games.

9.

Pursuant to the above mentioned Subconcession Contract, the concessionaire “Galaxy Casino, S.A.” and the Subconcessionaire “Venetian Macau Limited” started developing autonomous investment plans and the Subconcessionaire assumed the obligation to develop the Complex Resort-Hotel-Casino with The Venetian theme and the convention centre.

10.

The Land, Public Works and Transport Bureau was informed of these changes by a letter dated August 26, 2003, in which Venetian Macau Limited suggested to carry on the development of a land located near Istmo between Taipa Island and Coloane Island, with an area of approximately 49,25 hectares, to be detached of the total area initially required by the Company Galaxy Casino, S.A.

11.

Nevertheless, according to a Chief Executive Order, dated February 25, 2005, it was authorized that the projects referred to in items 1 and 2 of the Investment Plan attached to the Subconcession Contract, which should be developed by Venetian Macau Limited, would be executed by Venetian Cotai Limited, which share capital is held by Venetian Macau Limited (99,99%) and two other subsidiaries of the Las Vegas Sands Corp. Venetian Macau Limited, as Subconcessionaire, assumed the obligation to own the casino unit to be built in Resort-Hotel-Casino (COTAI).

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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(English Translation)

It was also authorized that the above mentioned investments, to be executed indirectly by the Subconcessionaire, be accounted for the investment amount to be accomplished under the contractual terms.

12.

Therefore, the company Venetian Macau Limited, with head office in Macau, at 25, Avenida Doutor Mário Soares, Montepio Building, Ap. 25, 2nd floor, registered at Commercial and Movable Assets Registry under no. 15702 (SO) and the company Venetian Cotai Limited with head office in Macau, at Avenida Xian Xing Hai, Zhu Kuan Building, 11th floor, registered in the above mentioned Companies Registry under number 19845(SO), by a letter dated September 29, 2006, addressed to the Chief of Executive, requested the concession of the land located at West of Estrada do Istmo and South of Estrada da Baía de Nossa Senhora da Esperança, with an area of 431,900 sq mts to be granted in the name of the second applicant. The land would be developed in three stages, in accordance with the development plan, the construction projects for stage 1 and 2 and the preliminary study for stage 3, all submitted in due time to the Land, Public Works and Transport Bureau.

13.

Regarding this circumstances and after a long period of negotiations, during which all the above mentioned issues were analyzed and all the concession terms and conditions were agreed, namely the premium to be paid for the concession, the Land, Public Works and Transport Bureau prepared a draft of the concession contract, terms of which were accepted by the applicant, through a statement submitted on January 25, 2007.

14.

The Land to be leased, with a total area of 405 658 sq mts, not registered in the Macau Land and Buildings Registry, is divided in three plots which are identified as Plot I, II and III, respectively with an area of 292,315 sq mts, 52,864 sq mts and 60,479 sq mts.

15.	Plot I is identified with the letters “A1a, “A2a” and “C1a” in the cadastre plan no. 6.124/2003, issued by the Macao Cartography and Cadastre Bureau (MCCB), on November 7, 2006.

Plot II is identified with the letters “A1b”, “A2c” and “C1b” in the above mentioned plan and Plot III is identified with the letter “A2b” in the said plan.

16.

The concession of the parcels identified with the letters “C1a” and “C1b”, which presently are part of the Avenida de COTAI (VU3.3) and of the COTAI Roundabout, is previously detached of the public domain and incorporated in the Macau SAR private domain, as an unoccupied parcel of land.

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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(English Translation)

17.

The process followed the regular steps in the proceedings and was submitted to the Land Commission which, in a meeting held on February 1, 2007, issued a favorable opinion regarding the approval of the application.

18.	The opinion of the Land Commission was approved by an Order of the Chief Executive, dated February 13, 2007.

19.

In accordance with article 125 of the Law no. 6/80/M, July 5, 1980, the conditions of the concession contract, which is part of this order, were notified to the applicants and accepted by the same, through statements submitted on February 22, 2007, signed by Joaquim Jorge Perestrelo Neto Valente, also known as Jorge Neto Valente, widower and domiciled in Macau, at 25, Avenida Doutor Mário Soares, Montepio Building, Room 25, 2nd floor, acting as Managing Director, on behalf of Venetian Cotai Limited and Venetian Macau Limited, sufficient capacity and powers to perform the act which were verified by the Private Notary, Rui Sousa, according with the notarization of the said statements.

20.

All the premium payment installments provided for in clause ten, paragraph 1), subparagraph (3), paragraph 2), subparagraph (2) and paragraph 3), subparagraph (2) of the land concession contract which is part of this order, were already paid on February 22, 2007, at the treasury office of the Macau Finance Department (income receipt no. 18550), through the income tax payment form no. 11/2007, issued by the Land Commission on February 22, 2007, which duplicate is filed on the correspondent process.

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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(English Translation)

CLAUSE FIRST — OBJECT

1.	The object of this agreement is:

1)

The detachment of the public domain and the incorporation in the Macau SAR private domain, of the parcel of land with an area of 29,724 sq mts (Twenty Nine Thousand, Seven Hundred and Twenty Four square meters), which presently is a part of the Avenida de COTAI (VU3.3), considered as an unoccupied parcel of land and of the COTAI Roundabout. The abovementioned parcel of land, which is not registered in the Land and Buildings Registry Department, is identified with the letters “C1a” and “C1b” in the cadastre plan no. 6.124/2003, issued by the Macao Cartography and Cadastre Bureau (MCCB), on November 7, 2006, which is part of this agreement;

2)

The concession by lease, by the first party in favor of the Second Party, without a public tender, of a parcel of land to be reclaimed, with an area of 405,658 sq mts (Four Hundred and Five Thousand, Six Hundred and Fifty Eight square meters), not registered in the Macau Land and Buildings Registry, located in the reclaimed area between Taipa Island and Coloane Island (COTAI), West of Estrada do Istmo and South of Estrada da Baía de Nossa Senhora da Esperança, valued at $2.592.568.647,00 (Two Thousand Five Hundred and Ninety Two Million, Five Hundred and Sixty Eight Thousand, Six Hundred and Forty Seven Eight Patacas), which is identified with the letters “A1a”, “A1b”, “A2a”, “A2b”, “A2c”, “C1a” and “C1b” in the aforementioned cadastre plan; and

3)	The division of the Land referred to in paragraph 2 above into 3 (three) separate plots, as follows:

(1)

Plot I, with an area of 292,315 sq mts (Two Hundred and Ninety Two Thousand, Three Hundred and Fifteen square meters), valued at $1.458.574.919,00 (One Thousand, Four Hundred and Fifty Eight Million, Five Hundred and Seventy Four Thousand and Nine Hundred and Nineteen Patacas), identified with the letters “A1a, “A2a” and “C1a” of the said plan;

(2)

Plot II, with an area of 52,864 sq mts (Fifty Two Thousand, Eight Hundred and Sixty Four square meters), valued at $539,619,679 (Five Hundred and Thirty Nine Million Six Hundred and Nineteen Thousand, Six Hundred and Seventy Nine Patacas), identified with the letters “A1b”, “A2c” and “C1b” of the said plan;

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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(English Translation)

(3)

Plot III, with an area of 60,479 sq mts (Sixty Thousand Four Hundred and Seventy Nine square meters), valued at $594,374,049 (Five Hundred and Ninety Four Million, Three Hundred and Seventy Four Thousand and Forty Nine Patacas), identified with the letter “A2b” of the said plan.

2.

The concession of the land with the global area of 405,658 sq mts (Four Hundred and Five Thousand, Six Hundred and Fifty Eight square meters), divided in 3 (three) plots as identified in the abovementioned plan of MCCB, hereinafter referred as Land, will be ruled by the clauses of this agreement.

CLAUSE SECOND — LEASE TERM

1.	The lease is valid for a period of 25 (twenty five) years, from the publishing date of the dispatch authorizing the present agreement in the Official Gazette.

2.	The aforementioned lease term may be successively renewed, in accordance with the applicable laws.

CLAUSE THIRD — LAND DEVELOPMENT AND PURPOSE

1.

The development of the Land comprises the construction of a complex of casinos, hotels, apartments hotels, exhibitions, conventions and conferences centers, in the horizontal property regime, with the following gross construction areas and for the purposes ascribed to their side:

1)	Plot I, with an area of 292,315 sq mts (Two Hundred and Ninety Two Thousand Three Hundred and Fifteen square meters):

(1)	Casino	2,600 sq mts
(2)	5 Star Hotel including gaming, entertainment, leisure,commercial, restaurants areas and other support areas	760,158 sq mts
(3)	Exhibitions, conventions and conferences center	112,960 sq mts
(4)	Parking (Five Star Hotel)	100,975 sq mts
(5)	Free area	131,994 sq mts

2)	Plot II, with an area of 52,864 sq mts (Fifty Two Thousand, Eight Hundred and Sixty Four square meters):

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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(English Translation)

(1)	Five Star Hotel including gaming, entertainment, leisure, commercial, restaurants areas and other support areas	148,051 sq mts
(2)	Parking (Five Star Hotel)	10,041 sq mts
(3)	Free area (Five Star Hotel)	32,195 sq mts
(4)	Five Star Apartment Hotel	98,644 sq mts
(5)	Parking (Five Star Apartment Hotel)	20,595 sq mts

3)	Plot III, with an area of 60,479 sq mts (Sixty Thousand, Four Hundred and Seventy Nine square meters):

(1)	Three Star Hotel including gaming, entertainment, leisure, commercial, restaurants areas and other support areas	330.763 sq mts
(2)	Parking (Three Star Hotel)	22,837 sq mts
(3)	Free area (Three Star Hotel)	21,206 sq mts
(4)	Three Star Apartment Hotel	37,899 sq mts
(5)	Parking (Three Star Apartment Hotel)	7,050 sq mts

2.

The second party must submit the projects in accordance with clause 35, paragraph 2, item 4) of the sub concession agreement for the operation of games of chance or other games in casino in the Macau Special Administrative Region, executed on December 19, 2002, complying with any other obligation set out in that clause, in respect of any projects or construction works.

CLAUSE FOURTH — TERM FOR DEVELOPMENT

1.	The development of the Land must be completed within 48 (Forty-Eight) months, from the publishing date of the dispatch authorizing the present Agreement in the Official Gazette.

2.	The term set out above includes the terms required for the presentation of the projects by the second party and their respective approval by the first party.

CLAUSE FIFTH — FINES

1.

As penalty for the non compliance with the development period set out in the previous clause, the second party is subject to a fine up to $5,000 (Five Thousand Patacas) per day of delay, up to 60 (sixty) days; beyond this period, and up to the maximum of 120 (one hundred and twenty) days, the second party is subject to an aggravated fine of up to twice the amount referred above, except in the case of special circumstances duly justified and accepted by the first party.

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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2.

The second party shall not be liable under the preceding paragraph in the case of force majeure events or if any other relevant event, which can be evidenced as being beyond the control of the second party, occurs.

3.	An event shall only be considered a force majeure if it results from unpredictable and overpowering events.

4.	For the purposes of paragraph two above, the second party shall notify the first party, in writing, as soon as possible, the occurrence of any such events.

CLAUSE SIXTH — TRANSFER OF THE UNIT

1.

Within 30 (thirty) days from the registration of the horizontal property, the second party shall transfer, in favor of the third party, through a notary deed, the unit corresponding to the “Casino”, to be built in plot I.

2.	The second party undertakes to submit documentary evidence of the aforementioned transfer to the first party.

CLAUSE SEVENTH — RENT

1.

During the term of the Land development, the second party shall pay an annual rent in the amount of $30 (Thirty Patacas) per square meter of the leased Land, in the total amount of $12,169,740 (Twelve Million, One Hundred and Sixty Nine Thousand, Seven Hundred and Forty Patacas).

2.	After the completion of the development of the Land, the second party shall pay, for each of the three plots the following annual rents:

1)	$14,900,660 (Fourteen Million, Nine Hundred Thousand, Six Hundred and Sixty Patacas) for plot I;

2)	$4,328,735 (Four Million, Three Hundred and Twenty Eight Thousand, Seven Hundred and Thirty Five Patacas) for plot II;

3)	$4,069,818 (Four Million, Sixty Nine Thousand, Eight Hundred and Eighteen Patacas) for plot III;

computed according to the following construction gross areas as per its purpose and the individual rent amounts:

Plot I

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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(English Translation)

(1)	Casino: 2,600 sq mts x $15/sq mts	$39,000
(2)	Five Star Hotel: 760,158 sq mtsx $15/sq mts	$11,402,370
(3)	Exhibitions, conventions and conferences center:
	112,960 sq mts x $10/sq mts	$1,129,600
(4)	Parking (Five Star Hotel): 100.975 sq mts x $10/sq mts	$1,009,750
(5)	Free area (Five Star Hotel)131,994 sq mts x $10/sq mts	$1,319,940
Plot II
(1)	Five Star Hotel: 148,051 sq mts x $15/sq mts	$2.220.765
(2)	Five Star Apartment Hotel: 98,644 sq mts x $15/sq mts	$1.479.660
(3)	Parking (Five Star Hotel): 10,041 sq mts x $10/sq mts	$100.410
(4)	Parking (Five Star Apartment Hotel): 20,595 sq mts x $10/sq mts	$205.950
(5)	Free area (Five Star Hotel): 32,195 sq mts x $10/sq mts	$321.950
Plot III
(1)	Three Star Hotel: 330,763 sq mts x $10/sq mts	$3,307,630
(2)	Three Star Apartment Hotel: 37,899 sq mts x $10/sq mts	$378,990
(3)	Parking (Three Star Hotel): 22,837 sq mts x $7.50/sq mts	$171,278
(4)	Parking (Three Star Apartment Hotel): 7,050 sq mts x $7,50/sq mts	$52,875
(5)	Free area (Three Star Hotel): 21,206 sq mts x $7,50/sq mts	$159,045

3.

Without prejudice of the immediate application of the new rent amounts which might be published during the validity of this agreement, the rents will be reviewed every five years, commencing from the publishing date of the dispatch authorizing the present agreement in the Official Gazette.

CLAUSE EIGHTH — GUARANTEE

1.

In accordance with article 126 of Law no. 6/80/M, of July 5, 1980, the second party shall provide a guarantee securing the amount of $12,169,740 (Twelve Million, One Hundred and Sixty Nine Thousand, Seven Hundred and Forty Patacas) by way of bank guarantee or a bank deposit accepted by the first party.

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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2.	The amount of the aforementioned guarantee shall at all times correspond to the price of the annual rent.

3.

The guarantee referred in paragraph 1 of this clause will be returned by the Finance Department to the second party, at request of the later after the usage permits, issued by the Public Works and Construction Department, are submitted.

CLAUSE NINTH — SPECIAL OBLIGATIONS

1.	The following special obligations shall be exclusively borne by the second party:

1)	The reclamation works and infrastructures of the leased Land;

2)	The construction and installation of the electrical substation 66/11 Kv owned by the Macau Electricity Company Limited in the leased land;

3)	The rerouting and/or removal of all existing infrastructures in the leased Land and adjacent areas, namely sewage network, water supply, electrical grid and telecommunications networks;

4)	The paving of sidewalks and streets in the leased Land’s adjacent areas.

5)

The landscaping of the leased Land’s adjacent areas, including those surrounding the portion of the artificial lake which is incorporated in the MSAR public domain, identified with the letters “B1”, “B2” and “C2” of the plan no. 6.124/2003, issued by the MCCB, on November 7, 2006;

2.	The second party undertakes to draft all construction projects in respect of the works referred to in the above paragraph, and to submit the said project’s to the first party’s approval.

3.

The second party warrants the due performance and the quality of the materials and equipment to be used in the works referred to under items 3 and 4, in paragraph one of this clause for a period of two years, starting from the provisional receipt of such works, being under the obligation to repair and correct each and any defect thereunder for the duration of the lease.

4.

The second party will assure the maintenance, preservation and reparation of the materials and equipments used in the construction works referred in item 5 of paragraph 1 of this clause during the term of the land lease.

CLAUSE TENTH — PREMIUM

No. 16 — 18-4-2007 — Official Gazette of the Macau Special Administrative Region

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1.

The second party shall pay to the first party, as consideration for the Land concession, a premium in the total amount of $2.592.568.647 (Two Thousand, Five Hundred and Ninety Two Million, Five Hundred and Sixty Eight Thousand, Six Hundred and Forty Seven Patacas), as follows:

1)	Plot I — $1.458.574.919 (One Thousand Four Hundred and Fifty Eight Million, Five Hundred and Seventy Four Thousand and Nine Hundred and Nineteen Patacas), to be paid in the following manner:

(1)

$70,293,744 (Seventy Million, Two Hundred and Ninety Three Thousand, Seven Hundred and Forty Four Patacas) paid already and corresponding to the commitment undertaken by the second party (cost of the executed reclamation works in Plot I, deducted of the cost of the portion of the route VU3.3 and infrastructures built by the first party and to be deactivated by interest of the second party);

(2)

95.791.000 (Ninety Five Million Seven Hundred and Ninety One Thousand Patacas) corresponding to the installation cost of the Electrical Substation 66/11 Kv of the Macau Electricity Company Limited and respective connection to the High Voltage Net;

(3)

$487,000,000 (Four Hundred and Eighty Seven Million Patacas) upon the delivery of the declaration accepting the conditions of this agreement, according to article 125 of the Law 6/80/M, dated July 5, 1980;

(4)

The remaining, in the amount of $805.490.175 (Eight Hundred and Five Million, Four Hundred and Ninety Thousand One Hundred and Seventy Five Patacas), to which shall accrue interest at the annual rate of 5%, shall be paid in 7 (seven) half-yearly installments, of equal value in capital and in interest, in the amount of $126.861.021 (One Hundred and Twenty Six Million, Eight Hundred and Sixty One Thousand and Twenty One Patacas), each, the first installment being due 6 (six) months from the publishing date of the dispatch authorizing the present agreement in the Official Gazette.

2)	Plot II — $539,619,679 (Five Hundred and Thirty Nine Million, Six Hundred and Nineteen Thousand, Six Hundred and Seventy Nine Patacas), to be paid in the following manner:

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(1)

$12,691,926 (Twelve Million, Six Hundred and Ninety One Thousand Nine Hundred and Twenty Six Patacas) paid already, corresponding to the commitment undertaken by the second party (cost of the executed reclamation works in Plot II, deducted of the cost of the portion of the route VU3.3 and infrastructures built by the first party and to be deactivated by interest of the second party);

(2)

$178,000,000 (One Hundred and Seventy Eight Million Patacas) upon the delivery of the declaration accepting the conditions of this agreement, according to article 125 of the Law 6/80/M, dated July 5, 1980;

(3)

The remaining, in the amount of $348,927,753 (Three Hundred and Forty Eight Million Nine Hundred and Twenty Seven Thousand Seven Hundred and Fifty Three Patacas), to which shall accrue interest at the annual rate of 5%, shall be paid in 7 (seven) half-yearly installments, of equal value in capital and in interest, in the amount of $54,954,526 (Fifty Four Million Nine Hundred and Fifty Four Thousand Five Hundred and Twenty Six Patacas) each, the first installment being due 6 (six) months from the publishing date of the dispatch authorizing the present Agreement in the Official Gazette.

3)	Plot III — $594,374,049 (Five Hundred and Ninety Four Million, Three Hundred and Seventy Four Thousand and Forty Nine Patacas) to be paid in the following manner:

(1)

$14,644,530 (Fourteen Million, Six Hundred and Forty Four Thousand, Five Hundred and Thirty Patacas) paid already, corresponding to the commitment undertaken by the second party (cost of the executed reclamation works in Plot III, deducted of the cost of the portion of the route VU3.3 and infrastructures constructed by the first party and to be deactivated by interest of the second party);

(2)

$188,000,000 (One Hundred and Eighty Eight Million Patacas) upon the delivery of the declaration accepting the conditions of this agreement, according to article 125 of the Law 6/80/M, dated July 5, 1980.

(3)

The remaining, in the amount of $391,729,519 (Three Hundred and Ninety One Million Seven Hundred and Twenty Nine Thousand, Five Hundred and Nineteen Patacas), to which shall accrue interest at the annual rate of 5%, shall be paid in 7 (seven) half-yearly installments, of equal value in capital and in interest, in the amount of $61,695,609 (Sixty One Million Six Hundred and Ninety Five Thousand, Six Hundred and Nine Patacas), each, the first installment being due 6 (six) months from the publishing date of the dispatch authorizing the present Agreement in the Official Gazette.

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CLAUSE ELEVENTH — EXCESS MATERIALS

1.

The second party is expressly prohibited from withdrawing from the leased Land, without the prior written consent of the first party, any materials, such as soil, rock, gravel and sand resulting from foundation excavation works or ground leveling.

2.	The first party shall only consent to the removal of any such materials which can neither be used on the leased Land nor are suitable for any other use.

3.	The materials removed with the first party’s consent shall be deposited in a location to be determined by the first party.

4.

Failure to comply with this clause shall, without prejudice to the payment of an indemnity to be determined by experts from the Land, Public Works and Transport Bureau according to the materials effectively removed, attract the following penalties:

1)	Upon the first infraction: a fine between $20,000 and $50,000;

2)	Upon the second infraction: a fine between $51,000 and $100,000;

3)	Upon the third infraction: a fine between $101,000 and $200,000 and

4)	Upon the fourth infraction, the first party shall have the right to terminate this agreement.

CLAUSE TWELFTH — USAGE PERMIT

If the development of each of the three lots is completed before the end of the period set out in clause four, the respective usage permit shall be issued only after the presentation of the voucher confirming the payment of all premium installments provided for such lot under clause ten and after the obligations set forth in clause nine, paragraph 1, items 3), 4) and 5) have been performed.

CLAUSE THIRTEENTH — TRANSFER

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1.

The transfer of any rights or benefits resulting from this concession are, given their nature, conditional upon the prior authorization of the first party having been obtained and shall subject the transferee to a revision of the terms and conditions hereof.

2.

Considering the particular characteristics of the overall project where the leased Land is incorporated, the first party hereby authorizes, without alteration of the terms and conditions hereof, the transfer of the rights resulting from the concession by lease of plots II and III, prior to their full development, provided that the respective transfer application is a first transfer request, that all premium installments of the respective plot have been fully paid pursuant clause tenth and that all the obligations set forth in clause nine, paragraph 1, items 3), 4) and 5) have been performed.

3.

As security for financing the necessary construction works, the second party may mortgage the rights resulting from the concession by lease hereunder in favor of credit institutions, in accordance with article 2 of Decree-Law 51/83/M, of December 26, 1983.

CLAUSE FOURTEENTH — SUPERVISION

During the development period of the leased land, the second party must grant full access to the Land and to the construction works to any government representatives supervising the works, and provide all assistance and means necessary to ensure the proper discharge of their duties.

CLAUSE FIFTEENTH — FORFEITURE

1.	This agreement shall be forfeited in the following situations:

1)	After the term of the aggravated fine as per paragraph 1 of clause five;

2)	Unauthorized change of the purpose of the lease, prior to the completion of the development of the Land;

3)	Interruption of the development of the land for a period exceeding 90 (ninety) days, except if due to special conditions duly justified and accepted by the first party;

2.	The forfeiture of this agreement shall be declared by decision of the Chief Executive, to be published in the Official Gazette.

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3.

The forfeiture of this agreement shall determine the reversion, in whole or in part, of the possession of the Land to the first party, with all improvements and betterments thereon, without compensation to the second party.

CLAUSE SIXTEENTH — RESCISSION

1.	This agreement may be rescinded upon the occurrence of any of the following events:

1)	Failure to pay the rent in due time;

2)	Unauthorized change in the usage of the Land and/or the purpose of the lease, if the development has been completed;

3)	Non performance of the obligations contained in clauses nine and tenth;

4)	Repeated non performance, after the forth infraction, of the obligations contained in clause eleventh;

5)	Transfer of interests in resulting from the concession in contravention to clause thirteenth.

2.	The rescission shall be declared by decision of the Chief Executive, to be published in the Official Gazette.

CLAUSE SEVENTEENTH — REVERSION OF THE CASINO

The termination of the sub concession for the operation of games of chance or other games in casino, granted to the third party through a sub concession agreement of December 19, 2002, whether by lapse of time or as otherwise therein set forth, shall result in the automatic and free reversion to the first party of the casino unit, free and clear of encumbrances, charges or liens, and of all gaming equipment and materials, irrespective of being located within the said casino unit or not.

CLAUSE EIGHTEENTH — COMPETENT JURISDICTION

Any dispute resulting from this agreement shall be brought before the Court of First Instance of the Macau SAR.

CLAUSE NINETEENTH — APPLICABLE LAW

Matters not provided for in this agreement shall be governed by Law 6/80/M, of July 5, 1980 and all other applicable legislation.

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INDEX 1

CLAUSE FIRST — OBJECT	7
CLAUSE SECOND — LEASE TERM	8
CLAUSE THIRD — LAND DEVELOPMENT AND PURPOSE	8
CLAUSE FOURTH — TERM FOR DEVELOPMENT	9
CLAUSE FIFTH — FINES	9
CLAUSE SIXTH — TRANSFERENCE OF THE UNIT	10
CLAUSE SEVENTH — RENT	10
CLAUSE EIGHTH — GUARANTEE	11
CLAUSE NINTH — SPECIAL OBLIGATIONS	12
CLAUSE TENTH — PREMIUM	12
CLAUSE ELEVENTH — EXCESS LAND MATERIALS	15
CLAUSE TWELFTH — USAGE PERMIT	15
CLAUSE THIRTEENTH — TRANSFER	15
CLAUSE FOURTEENTH — SUPERVISION	16
CLAUSE FIFTEENTH — FORFEITURE	16
CLAUSE SIXTEENTH — RESCISSION	17
CLAUSE SEVENTEENTH — REVERSION OF THE CASINO	17
CLAUSE EIGHTEENTH — COMPETENT JURISDICTION	17
CLAUSE NINETEENTH — APPLICABLE LAW	17

[1]	The Index is just for reference and it is not part of the published version.